Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 4 to Form F-1 of our report dated December 13, 2022, with respect to our audit of the consolidated financial statements of I Win Holding Limited and its subsidiaries as of March 31, 2022 and for the year ended March 31, 2022. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

November 16, 2023